        As filed with the Securities and Exchange Commission on January 27, 1999

                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                             APPLIED MATERIALS, INC.
               (Exact name of issuer as specified in its charter)

             Delaware                                   94-1655526
  (State or other jurisdiction           (I.R.S. employer identification number)
of incorporation or organization)


                3050 Bowers Avenue, Santa Clara, California 95054
               (Address of principal executive offices) (Zip Code)

                             APPLIED MATERIALS, INC.
             1998 NON-EXECUTIVE EMPLOYEE RETENTION STOCK OPTION PLAN

                            (Full title of the plan)

                                Joseph J. Sweeney
                             Applied Materials, Inc.
               3050 Bowers Avenue, Santa Clara, California 95054
                    (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (408) 727-5555

                                    Copy to:
                                 John E. Aguirre
                       Orrick, Herrington & Sutcliffe LLP
                               400 Sansome Street
                         San Francisco, California 94111

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                         Proposed Maximum   Proposed Maximum
Title of Securities     Amount to be      Offering Price        Aggregate          Amount of
  to be Registered       Registered         Per Share*       Offering Price*   Registration Fee*
--------------------- ------------------ ------------------ ------------------ ------------------
Common Stock, and     2,652,400 shares      $54.25              $143,892,700.00   $40,003.00
Options to Purchase
Common Stock
=================================================================================================

* Estimated solely for the purpose of calculating the registration fee on the basis of $54.25 per share, the average of the high and low prices for the Common Stock on January 25, 1999 as reported by Nasdaq.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Applied Materials, Inc. (the "Registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation provides for indemnification of the Registrant's directors, officers, employees and other agents to the maximum extent permitted by Delaware Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8. EXHIBITS

 4.1 Applied Materials, Inc. 1998 Non-Executive Employee Retention Stock Option Plan.

 4.2    Form of Nonqualified Stock Option Agreement.

 5.1    Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

24.1    Power of Attorney of Directors.

ITEM 9. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 27th day of January, 1999.

APPLIED MATERIALS, INC.
     (Registrant)

/s/ James C. Morgan
------------------------------------
        James C. Morgan
   Chairman of the Board and
    Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                            Title                         Date

Principal Executive Officer:
         /s/ James C. Morgan             Chairman of the Board and          January 27, 1999
------------------------------------     Chief Executive Officer
            James C. Morgan

Principal Financial Officer:

        /s/ Joseph R. Bronson            Senior Vice President,             January 27, 1999
------------------------------------     Office of the President,
          Joseph R. Bronson              Chief Financial Officer and
                                         Chief Administrative Officer

Principal Accounting Officer:

       /s/ Michael K. O'Farrell          Vice President, Global             January 27, 1999
------------------------------------     Controller, Chief
         Michael K. O'Farrell            Accounting Officer and
                                         Assistant Secretary

Directors:


                  *                                Director                 January 27, 1999
------------------------------------
            James C. Morgan


                  *                                Director                 January 27, 1999
------------------------------------
              Dan Maydan


                  *                                Director                 January 27, 1999
------------------------------------
          Michael H. Armacost


                  *                                Director                 January 27, 1999
------------------------------------
          Deborah A. Coleman


                  *                                Director                 January 27, 1999
------------------------------------
        Herbert M. Dwight, Jr.


                  *                                Director                 January 27, 1999
------------------------------------
           Philip V. Gerdine


                  *                                Director                 January 27, 1999
------------------------------------
          Tsuyoshi Kawanishi


                  *                                Director                 January 27, 1999
------------------------------------
              Paul R. Low


                  *                                Director                 January 27, 1999
------------------------------------
            Alfred J. Stein


*By /s/ James C. Morgan
    --------------------------------
            James C. Morgan
           Attorney-in-Fact


A majority of the members of the Board of Directors.

                                  EXHIBIT INDEX

 4.1 Applied Materials, Inc. 1998 Non-Executive Employee Retention Stock Option Plan.

 4.2    Form of Nonqualified Stock Option Agreement.

 5.1    Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

24.1    Power of Attorney of Directors.


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